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Exhibits

Exhibit No. 23.1	Consent of Deloitte & Touche, LLP, Independent Auditors

    We consent to the incorporation by reference in Registration Statement No. 333-45982 on Form S-8 and Registration Statement No. 333-35820 of MDU Communications International, Inc. of our report, dated July 6, 2001 on the financial statements of Digital Solutions, LLC. appearing in this current report on Form 8-K of MDU Communications International, Inc.

/s/ DELOITTE & TOUCHE LLP
Vancouver, Canada
July 27, 2001.

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Exhibits